                                                                      EXHIBIT 99

                   DiVall Insured Income Properties 2, L.P.
                                QUARTERLY NEWS

================================================================================
  A publication of The Provo Group, Inc.                   SECOND QUARTER 1999

                            Distribution Highlights

 . 11.8% (approx.) annualized return from operations and other sources based on $22,000,000 (estimated net asset value as of December 31, 1998).

 . $650,000 total amount distributed for the Second Quarter 1999 which was $130,000 more than projected.

 .  $14.04 per unit (approx.) for the Second Quarter 1999.


 . $987.00 to $789.00 range of distributions per unit from the first unit sold to the last unit sold before the offering closed (February 1990), respectively. (NOTE: Distributions are from both cash flow from operations and "net" cash activity from financing and investing activities.)

                 ---------------------------------------------
                 Statements of Income and Cash Flow Highlights


 .  17% increase in "total" operating revenues from projections.

 .  A 33% increase in net income from projections.

 .  An 11% decrease in "total" expenses from projections.

 . Revenues were higher than projected because percentage rent accruals are higher than originally planned. Additionally, a note receivable related to the Popeye's - Park Forest property was paid in full in connection with the assignment of the lease.

 . The decrease in expenses is primarily because the Popeye's - Park Forest property assigned their lease. Therefore, we were able to reverse a charge for taxes which weren't paid by the former tenant, as the new tenant as assumed all liability for taxes.

Page 2                             DiVall 2                               2 Q 99


                              Property Highlights

                                   Vacancies
                                   ---------

 .  Red Apple Restaurant (Cedar Rapids, IA) remains vacant at June 30, 1999.
   Management is pursuing other possible tenants for this location.

 . Denny's (Phoenix, AZ) was vacant at June 30, 1999. The tenant did not renew their lease which expired on May 31, 1998. Management continues to pursue other possible tenants for this property.

                               Rents Receivable
                               ----------------

 . Denny's (N. 7/th/ Street, Phoenix, AZ) was delinquent at June 30, 1999 in an amount of $63,846. Which includes a disputed charge for a change in lease terms with which the tenant hasn't complied.

 .  Miami Subs (Palm Beach, FL) was delinquent at June 30, 1999 in the amount of
   $8,337. Management has sent this tenant a default notice and will pursue all legal remedies if the balance due is not paid in full.

 . Denny's (Northern, Phoenix, AZ) was delinquent at June 30, 1999 in the amount of $5,533. Management anticipates collecting this balance on or before July 31, 1999.

 .  Denny's (Twin Falls, ID) was delinquent at June 30, 1999 in the amount of
   $19,526. This amount represents a balloon payment for an Equipment Lease which expired in May. If the balance is not collected during the month of July, this tenant will be sent a default notice by management.

                                Property Issues
                                ---------------

 .  Popeye's (Park Forest, IL) sold their business to Quality Foods, Inc.
   effective June 1, 1999. All rent charges, percentage rents, escrow taxes and note payments were paid in full on or before June 1, 1999.

           -------------------------------------------------------

                              Questions & Answers


1. When can I expect my next distribution mailing?

        Your distribution correspondence for the Third Quarter of 1999 is scheduled to be mailed on November 15, 1999.

Page 3                               DiVall 2                             2 Q 99

Changes to the Advisory Board

During the last Advisory Board Meeting we discussed amending the Advisory Board Charter due to the dissolution of DiVall Insured Income Fund, L.P. Additionally, management has been working diligently with a potential buyer for DiVall Income Properties 3, L.P. We have negotiated a price and as a result, we are in receipt of a fully executed contract. Therefore, Management felt the structure needed to be modified to accommodate greater representation for DiVall Insured Income Properties 2, L.P. We have since revised the Charter to reflect the following changes:

     . There shall be an Advisory Board composed of not less than three persons, appointed initially by the General Partner. At least 2 of the 3 members must be Limited Partners.

          (Therefore, if DiVall 3 is indeed sold, two DiVall 2 limited partners will serve on the board. Previously the members of the Advisory Board did not need to be Limited Partners).

     . The annual retainer paid to members who are also Limited Partners has been lowered from $3,000 to $1,500;

     . The fees for attending meetings for members who are also Limited Partners has been lowered from $1,200 to $500;

     . The annual retainer paid to members who are not also Limited Partners was structured according to how many Partnerships exist; and

     . The fees for attending meetings for members who are not also Limited Partners was also lowered and modified according to how many Partnerships exist.

     *No employees of The Provo Group who attend the Advisory Board meeting are paid by the Partnership.

We will circularize for nominations in August. At that time you will receive information on how to nominate fellow investors or brokers to the Advisory Board. Additionally, we will continue update you on the liquidation of DiVall Income Properties 3, L.P. as we receive information. At this time, we expect the Partnership to liquidate by year-end (if everything goes according to the contract). At this stage, the buyer does have the option to forfeit the earnest money deposit and withdraw the offer to purchase.


For questions or additional information, please contact Investor Relations at:

                       1-800-547-7686 or 1-816-421-7444

               All written inquiries may be mailed or faxed to:

                             The Provo Group, Inc.

                       101 West 11th Street, Suite 1110
                          Kansas City, Missouri 64105
                              (FAX 816-221-2130)
                       E-Mail: jbiggs@theprovogroup.com

-------------------------------------------------------------------------------

                    DIVALL INSURED INCOME PROPERTIES 2 L.P.
                  STATEMENTS OF INCOME AND CASH FLOW CHANGES
                FOR THE THREE MONTH PERIOD ENDED JUNE 30, 1999

-------------------------------------------------------------------------------

                                                                   PROJECTED      ACTUAL         VARIANCE
                                                                   ---------------------------------------
                                                                      2ND            2ND
                                                                    QUARTER        QUARTER        BETTER
                                                                    6/30/99        6/30/99        (WORSE)
                                                                   ----------     ----------     ---------
OPERATING REVENUES
  Rental income                                                    $  640,641     $  681,275     $  40,634
  Interest income                                                      15,389         14,398          (991)
  Other income                                                         22,723         99,702        76,979
                                                                   ----------     ----------     ---------
TOTAL OPERATING REVENUES                                           $  678,753     $  795,375     $ 116,622
                                                                   ----------     ----------     ---------
OPERATING EXPENSES
  Insurance                                                        $    6,096     $    5,970     $     126
  Management fees                                                      46,587         45,954           633
  Overhead allowance                                                    3,699          3,707            (8)
  Advisory Board                                                        3,849          3,626           223
  Administrative                                                       27,470         20,121         7,349
  Professional services                                                 7,150          7,913          (763)
  Auditing                                                             12,000         12,000             0
  Legal                                                                 7,500          4,394         3,106
  Real Estate Taxes                                                         0        (45,210)       45,210
  Defaulted tenants                                                     2,610          1,607         1,003
                                                                   ----------     ----------     ---------
TOTAL OPERATING EXPENSES                                           $  116,961     $   60,082     $  56,879
                                                                   ----------     ----------     ---------
GROUND RENT                                                        $   31,800     $   31,372     $     428
                                                                   ----------     ----------     ---------
INVESTIGATION AND RESTORATION EXPENSES                             $      474     $        0     $     474
                                                                   ----------     ----------     ---------
NON-OPERATING EXPENSES
  Depreciation                                                     $   93,951     $   93,951     $       0
  Amortization                                                          2,313         32,913       (30,600)
                                                                   ----------     ----------     ---------
TOTAL NON-OPERATING EXPENSES                                       $   96,264     $  126,864     $ (30,600)
                                                                   ----------     ----------     ---------
TOTAL EXPENSES                                                     $  245,499     $  218,318     $  27,181
                                                                   ----------     ----------     ---------
NET INCOME (LOSS)                                                  $  433,254     $  577,057     $ 143,803

                                                                                                 VARIANCE
OPERATING CASH RECONCILIATION:                                                                   --------
  Depreciation and amortization                                        96,264        126,864        30,600
  (Increase) Decrease in current assets                                 5,262       (108,840)     (114,102)
  Increase (Decrease) in current liabilities                           22,889        (39,438)      (62,327)
  (Increase) Decrease in cash reserved for payables                   (12,022)        38,000        50,022
  Advance from current cash flows for future distributions            (23,200)        61,800        85,000
                                                                   ----------     ----------     ---------
 Net Cash Provided From Operating Activities                       $  522,447     $  655,443     $ 132,996
                                                                   ----------     ----------     ---------
 CASH FLOWS FROM (USED IN) INVESTING
   AND FINANCING ACTIVITIES
   Proceeds from repayment of notes receivable                              0              0             0
   Recoveries from former general partners                                  0              0             0
   Proceeds from property sales                                             0              0             0
                                                                   ----------     ----------     ---------
  Net Cash Provided From Investing And Financing
   Activities                                                      $        0     $        0     $       0
                                                                   ----------     ----------     ---------
  Total Cash Flow For Quarter                                      $  522,447     $  655,443     $ 132,996

  Cash Balance Beginning of Period                                  1,062,717      1,222,017       159,300
  Less 1st quarter distributions paid 5/99                           (520,000)      (600,000)      (80,000)
  Change in cash reserved for payables or future distributions         35,222        (99,800)     (135,022)
                                                                   ----------     ----------     ---------
  Cash Balance End of Period                                       $1,100,386     $1,177,660     $  77,274

  Cash reserved for 2nd quarter L.P. distributions                   (520,000)      (650,000)     (130,000)
  Cash reserved for payment of payables                              (274,917)      (266,600)        8,317
                                                                   ----------     ----------     ---------
  Unrestricted Cash Balance End of Period                          $  305,469     $  261,060     $ (44,409)
                                                                   ==========     ==========     =========

                                                                   PROJECTED        ACTUAL       VARIANCE
                                                                   ---------------------------------------
 *    Quarterly Distribution                                       $  520,000     $  650,000     $ 130,000
      Mailing Date                                                  8/15/99       (enclosed)           --

 -------------------------------------------------------------------------------
 * Refer to distribution letter for detail of quarterly distribution.

PROJECTIONS FOR
DISCUSSION PURPOSES
                     DIVALL INSURED INCOME PROPERTIES 2 LP
                             1999 PROPERTY SUMMARY
                        AND RELATED ESTIMATED RECEIPTS

PORTFOLIO    (Note 1)

                                  ----------------------------  ----------------------------------------  --------------------------
                                           REAL ESTATE                        EQUIPMENT                            TOTALS
                                  ----------------------------  ----------------------------------------  --------------------------
                                             ANNUAL                LEASE                ANNUAL
---------------------------------             BASE       %       EXPIRATION             LEASE       % *              ANNUAL
CONCEPT             LOCATION        COST      RENT     YIELD        DATE        COST   RECEIPTS   RETURN    COST    RECEIPTS  RETURN
--------------------------------- ----------------------------  ----------------------------------------  --------------------------
APPLEBEE'S       COLUMBUS, OH     1,059,465  135,780   12.82%                   84,500        0    0.00%  1,143,965  135,780  11.87%

BLOCKBUSTER      OGDEN, UT          646,425  100,554   15.56%                                               646,425  100,554  15.56%

RED APPLE REST.  CEDAR RAPIDS, IA   660,156             0.00%                                               660,156        0   0.00%

DENNY'S  (3)     PHOENIX, AZ        295,750        0    0.00%                  224,376        0    0.00%    520,126        0   0.00%
DENNY'S          PHOENIX, AZ        972,726   65,000    6.68%                  183,239        0    0.00%  1,155,965   65,000   5.62%
DENNY'S  (2)     PHOENIX, AZ        865,900   86,000    9.93%                  221,237        0    0.00%  1,087,137   86,000   7.91%
DENNY'S          TWIN FALLS, ID     699,032   83,200   11.90%     04/30/99     190,000        0    0.00%    889,032   83,200   9.36%
DENNY'S  (2)(3)  PHOENIX, AZ        500,000   37,000    7.40%                   14,259        0    0.00%    514,259   37,000   7.19%

HARDEE'S (5)     S MILWAUKEE, WI    808,032   64,000    7.92%                                               808,032   64,000   7.92%
HARDEE'S (5)     HARTFORD, WI       686,563   64,000    9.32%                                               686,563   64,000   9.32%
HARDEE'S (5)     MILWAUKEE, WI    1,010,045   76,000    7.52%             (4)  260,000        0    0.00%  1,421,983   76,000   5.34%
    "                "                                                         151,938        0    0.00%
HARDEE'S (5)     FOND DU LAC, WI    849,767   88,000   10.36%             (4)  290,469        0    0.00%  1,140,236   88,000   7.72%
HARDEE'S (5)     MILWAUKEE, WI            0        0    0.00%                  780,000        0    0.00%    780,000        0   0.00%

HOOTER'S         R. HILLS, TX     1,246,719   95,000    7.62%                                             1,246,719   95,000   7.62%

HOSTETTLER'S     DES MOINES, IA     845,000   66,000    7.81%                   52,813        0    0.00%    897,813   66,000   7.35%

KFC              SANTA FE, NM       451,230   60,000   13.30%                                               451,230   60,000  13.30%

MIAMI SUBS       PALM BEACH, FL     743,625   48,000    6.45%                                               743,625   48,000   6.45%
--------------------------------- ----------------------------  ----------------------------------------  --------------------------

Note 1: This property summary includes only current property and equipment held by the Partnership.
        Equipment lease receipts shown include a return of capital.
     2: Rent is based on 12.5% of monthly sales. Rent projected for 1999 is based on 1998 sales levels.
     3: The Partnership entered into a long-term ground lease in which the Partnership is responsible for payment of rent.
        The annual base rent shown is net of the underlying ground lease rent. 4: The lease was terminated and the equipment sold to Hardee's Food Systems in conjunction with their assumption of the Terratron leases in November 1996.
     5: These leases were assumed by Hardee's Food Systems at a reduced rental rate from that stated in the original leases.

PROJECTIONS FOR
DISCUSSION PURPOSES           DIVALL INSURED INCOME PROPERTIES 2 LP
                                     1999 PROPERTY SUMMARY
                                AND RELATED ESTIMATED RECEIPTS

PORTFOLIO  (Note 1)

                                     ---------------------------------     ----------------------------------------------
                                                REAL ESTATE                                   EQUIPMENT
                                     ---------------------------------     ----------------------------------------------
                                                     ANNUAL                   LEASE                    ANNUAL
-------------------------------                       BASE         %       EXPIRATION                  LEASE         %
CONCEPT            LOCATION               COST        RENT       YIELD        DATE        COST        RECEIPTS     RETURN
-------------------------------      ---------------------------------     ----------------------------------------------
POPEYE'S        PARK FOREST, IL         580,936       77,280    13.30%

SUNRISE PS      PHOENIX, AS           1,084,503      127,920    11.80%                   79,219             0      0.00%

VILLAGE INN     GRAND FORKS, ND         739,375       84,000    11.36%                   19,013             0      0.00%

WENDY'S         AIKEN, SC               633,750       90,480    14.28%
WENDY'S         CHARLESTON, SC          580,938       78,920    13.24%
WENDY'S         N. AUGUSTA, SC          660,156       87,780    13.30%
WENDY'S         AUGUSTA, GA             728,813       96,780    13.28%
WENDY'S         CHARLESTON, SC          596,781       76,920    12.89%
WENDY'S         AIKEN, SC               776,344       96,780    12.47%
WENDY'S         AUGUSTA, SC             649,594       86,160    13.26%
WENDY'S         CHARLESTON, SC          528,125       70,200    13.29%
WENDY'S         MT. PLEASANT, SC        580,938       77,280    13.30%
WENDY'S         MARTINEZ, GA            633,750       84,120    13.27%
--------------------------------     ---------------------------------     ----------------------------------------------
--------------------------------     ---------------------------------     ----------------------------------------------
PORTFOLIO TOTALS (29 Properties)     21,114,440    2,201,154    10.42%                 2,551,063            0      0.00%
--------------------------------     ---------------------------------     ----------------------------------------------

-----------------------------------
                                                   TOTALS
                                  -----------------------------------
-------------------------------                    TOTAL         %
CONCEPT            LOCATION          COST        RECEIPTS      RETURN
-------------------------------   -----------------------------------
POPEYE'S        PARK FOREST, IL      580,938        77,280     13.30%

SUNRISE PS      PHOENIX, AS        1,182,735       127,920     10.82%

VILLAGE INN     GRAND FORKS, ND      739,375        84,000     11.36%

WENDY'S         AIKEN, SC            633,750        90,480     14.28%
WENDY'S         CHARLESTON, SC       580,938        76,920     13.24%
WENDY'S         N. AUGUSTA, SC       660,156        87,780     13.30%
WENDY'S         AUGUSTA, GA          728,813        96,780     13.28%
WENDY'S         CHARLESTON, SC       596,781        76,920     12.89%
WENDY'S         AIKEN, SC            776,344        96,780     12.47%
WENDY'S         AUGUSTA, SC          649,594        86,160     13.26%
WENDY'S         CHARLESTON, SC       528,125        70,200     13.29%
WENDY'S         MT. PLEASANT, SC     580,938        77,280     13.30%
WENDY'S         MARTINEZ, GA         633,750        84,120     13.27%
--------------------------------  -----------------------------------
--------------------------------  -----------------------------------
PORTFOLIO TOTALS (29 Properties)  23,665,503     2,201,155      9.30%
--------------------------------  -----------------------------------

Note 1: This property summary includes only current property and equipment held by the Partnership.
         Equipment lease receipts shown include a return of capital.

                                  Page 2 of 2